UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INFE - HUMAN RESOURCES, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

                       Nevada                  54-2013455
             -----------------------------------------------------
               (State or other jurisdiction of      (IRS Employer
             incorporation or organization)    Identification No.)

           67 Wall Street, 22nd Floor, New York, NY        10005-3198
             ------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)

                           2005 Equity Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)

           67 Wall Street, 22nd Floor, New York, NY        10005-3198
           ---------------------------------------------------------
                    (Name and address of agent for service)

                                 (212)859-3466
                                 --------------
         (Telephone number, including area code, of agent for service)
=======================================================================
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

                       CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to be  Proposed maximum     Proposed maximum       Amount of
to be registered     registered    Offering price per   aggregate offering  registration fee
                                   share                price
-------------------  ------------  ------------------  -------------------  -----------------
$.001 par value      2,240,000	       $.004	          $8,960(1)	         $1.05
  common stock
---------------------------------------------------------------------------------------------

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities
Act of 1933, as amended, and is calculated on the basis of the book value of such securities computed as of February 28, 2005 which is the latest practicable date prior to the date of filing the registration statement.


                                   PROSPECTUS

                          INFE - HUMAN RESOURCES, INC

                        2,250,000 Shares of Common Stock

This prospectus relates to the offer and sale by Infe - Human Resources, Inc., a Nevada corporation (the "Registrant"), of shares of its $.001 par value per share common stock to certain employees, officers, directors and consultants (the "Beneficiaries") pursuant to the 2005 Equity Incentive Plan (the "Stock Plan"). Pursuant to the Stock Plan, Registrant is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the Beneficiaries 2,240,000 shares of common stock.

The common stock is not subject to any restriction on transfer ability. Recipients of shares other than persons who are "affiliates" of Registrant within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale.

These securities have not been approved or disapproved by The Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2005.

This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by Registrant with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: INFe - Human Resources, Inc., 67 Wall Street, 22nd Floor, New York, NY 10005-3198.

Registrant's telephone number is (212)859-3466

Registrant is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by Registrant under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549 or at the Commission's website at sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or represen-tation must not be relied upon as having been authorized by Registrant. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of Registrant since the date hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provi-sions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents con-taining the information specified in Part I will be delivered to the participants in the plan covered by this Registration State-ment as required by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Registrant hereby incorporates by reference into this registration statement the following documents that it has previously filed with the Commission:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2004, which was filed with the Commission on February 28, 2005.

(b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 2005 which was filed on April 13, 2005. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 2004, which was filed with the Commission on October 15, 2004, and its Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2004, which was filed with the Commission on July 19, 2004;

(c) The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 10-SB filed on August 21, 2003, including any amendment or report filed with the Commission for the purpose of updating such de-scription.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which in-dicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modi-fied or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be in-corporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to consti-tute a part of this registration statement.

To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Nevada law provides that a director or an officer of a corporation will not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Nevada law provides that a corporation may indemnify its directors and officers, as well as other employees and indi-viduals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available to such person if (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those du-ties involved intentional misconduct, fraud or a knowing violation of law.

The Nevada General Corporation Law provides that the foregoing provisions are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company's bylaws provide that the Company is required to indemnify each director, officer and employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceed-ing to which he may be made a party, or in which he may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, unless he is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. In the event of a settlement, the Company will indemnify him only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

The Company's bylaws also permit the Company to obtain insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Regis-trant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

	Exhibit No.     Title
	-----------     -----

	4.1		2005 Equity Incentive Plan

	5.1		Legal opinion of Legal & Compliance, LLC

	23.1         	Consent of Legal & Compliance, LLC

	23.2         	Consent of Consent of Bagell Josephs & Co.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not-withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any de viation from the low or high end of the estimated maximum offer-ing range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calcu-lation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the reg-istration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undertaking concerning indemnification is set forth under the response to
Item 6.

Pursuant to the requirements of the Securities Act, this regis-tration statement has been signed by the following persons, in the capacities indicated below, on April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the State of New York, on April 25, 2005, 2005.


SIGNATURES

INFE - Human Resources, Inc.

 /s/    Arthur Viola
 --------------------
        Arthur Viola

Chief Executive Officer, Chief Financial Officer and Sole Director.

Date: April 25, 2005

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